CONFIRMING STATEMENT






I, James D. Bremner, hereby authorize and designate Kathryn E. Burns, Vice President, Director of Finance of Monroe Bank, to sign Securities and Exchange Commission Form 3, Form 4 and Form 5 on my behalf. This authorization shall be in effect until December 31, 2010.



Signed:


/s/ James D. Bremner				12/14/2005
James D. Bremner
Director					Date
Monroe Bancorp